UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 27, 2014

Tech Data Corporation
(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5350 Tech Data Drive
Clearwater, Florida 33760
(Address of principal executive offices, including zip code)
727-539-7429
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Tech Data Corporation (the “Company”) has obtained further waivers in connection with the Company’s pending restatement of certain of its previously issued quarterly and audited financial statements, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2013.

In particular, the Company has entered into third amendments to certain limited waivers and a third waiver and amendment agreement with respect to outstanding indebtedness and other instruments. The limited waivers to which these third amendments apply were previously described in the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2013. The first amendments to the limited waivers were described in the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2013, and the second amendments to the limited waivers were described in the Company’s Current Report on Form 8-K filed with the SEC on October 17, 2013. The agreements to which the third waiver and amendment agreement applies were previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2013. The first waiver to such agreements was previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2013, and the second waiver to such agreements was previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 17, 2013.

Each of the third amendments to the limited waivers extends until February 28, 2014, the Company’s required delivery of its audited financial statements for the fiscal year ended January 31, 2013 and its unaudited financial statements for the fiscal quarters ended April 30, 2013, July 31, 2013 and October 31, 2013. Each of the third amendments to the limited waivers also extends the waivers previously granted related to representations that may have been incorrect when made and the Company’s potential failure to comply with certain covenants, including principally financial reporting covenants, as well as to potential defaults and events of default that may have arisen or could arise as a result of the foregoing. The third waiver and amendment agreement waives potential defaults and events of default that may have arisen or could arise in connection with the pending restatement.

The outstanding indebtedness and other instruments to which these third amendments to the limited waivers and the third waiver and amendment agreement apply are described below.

Waiver under Transfer and Administration Agreement

The Company, Tech Data Finance SPV, Inc. (the “Transferor”), Liberty Street Funding Corp. and Chariot Funding LLC, as class conduits and class investors, Bank of Nova Scotia acting through its New York agency and JPMorgan Chase Bank, N.A., as class agents and class investors, and Bank of America, National Association, as a class investor and administrative agent, entered into a third amendment to the limited waiver, effective as of January 27, 2014, under the transfer and administration agreement, dated as of May 19, 2000, as amended to the date hereof, among the Company, the Transferor, class conduits, class investors, class agents, and the administrative agent.

Waiver under Credit Agreement

The Company, the guarantors party thereto, Bank of America, N.A., as administrative agent, and the required lenders party thereto, entered into a third amendment to the limited waiver agreement, effective as of January 27, 2014, under the credit agreement, dated as of September 27, 2011, among the Company, Bank of America, N.A., and the lenders party thereto from time to time.

Waiver and Amendment under Lease Agreement and Participation Agreement

The Company, SunTrust Bank, as lessor, SunTrust Equity Funding, LLC, as agent, and the required lenders, alternative lessees and guarantors party thereto entered into a third waiver and amendment agreement, effective as of January 27, 2014, with respect to the fourth amended and restated lease agreement, dated as of June 27, 2013, between the Company and the lessor, and the fourth amended and restated participation agreement, dated as of June 27, 2013, among the Company, lessor, lenders and agent.

Certain Relationships

The various counterparties under each of the waiver agreements have provided and may continue to provide investment banking, financial advisory, credit and other services to the Company, for which they have received customary fees and expenses.

Item 8.01. Other Events.

On February 5, 2014, after the close of the market, the Company intends to file with the SEC its Annual Report on Form 10-K for the fiscal year ended January 31, 2013 (the “Annual Report”). The Annual Report will include the Company’s restatement of certain of its previously issued financial statements and describe the results of the independent investigation conducted by the Audit Committee, as described in the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2013. Prior to February 28, 2014, the Company intends to file with the SEC its Quarterly Reports on Form 10-Q for the quarters ended April 30, 2013, July 31, 2013 and October 31, 2013 (the “Quarterly Reports”). The Company intends to hold a conference call to discuss its filings after it files the Quarterly Reports.

As described in the Company’s Current Report on Form 8-K filed with the SEC on March 21, 2013, the Company announced that it would restate some or all of its previously issued quarterly and audited annual financial statements for the fiscal years 2011 and 2012, and some or all of the quarters of fiscal year 2013. In addition to these periods, the Annual Report will include restated selected financial data for fiscal years 2009 and 2010 (the “restatement period”). The cumulative reduction to net income for the restatement period, excluding the Spanish VAT matter described below, is within the previously disclosed estimated range of $25 million to $33 million.

In a matter unrelated to the Audit Committee’s investigation, and as previously disclosed in the Company’s periodic reports, prior to fiscal 2004, one of the Company’s subsidiaries, located in Spain, was audited in relation to various value-added tax (“VAT”) matters. As a result of those audits, the Spanish subsidiary received notices of assessment from the Regional Inspection Unit of Spain’s taxing authority that allege the subsidiary did not properly collect and remit VAT. The Spanish subsidiary appealed these assessments to the Madrid Central Economic Administrative Courts beginning in March 2010. Following the administrative court proceedings the matter was appealed to the Spanish National Appellate Court. During the fourth quarter of fiscal year 2014, the Spanish National Appellate Court issued an opinion upholding the assessment for several of the assessed years. Although the Company believes that the Spanish subsidiary's defense to the assessments has solid legal grounds and is continuing to vigorously defend its position by appealing to the Spanish Supreme Court, the risk that the assessments will be upheld has significantly increased. The Spanish National Appellate Court opinion represents a subsequent event that occurred prior to the issuance of the fiscal 2013 financial statements in relation to a loss contingency that existed as of January 31, 2013. As a result of this subsequent event, the Company has increased its accrual for costs associated with this matter by recording a charge of $41.0 million in the fiscal 2013 Consolidated Statement of Income, including $29.5 million recorded in operating expenses to cover the assessment and various penalties and $11.5 million recorded in interest expense for interest that could be assessed. The Company estimates the total exposure for these assessments, including various penalties and interest, is approximately $55.6 million, which will be included in accrued expenses and other liabilities in the Consolidated Balance Sheet at January 31, 2013.

Forward Looking Statements
This Current Report on Form 8-K includes "forward-looking statements" within the meaning of the federal securities laws and regulations. These statements are subject to risks and uncertainties, including the risk of the Company’s potential inability to file its required periodic reports and hold a conference call within the time frame indicated in this report. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements. Forward-looking statements reflect management's analysis as of the filing date of this report, and the Company does not undertake to update or revise these statements to reflect subsequent developments.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation
(Registrant)

Date: January 30, 2014	/s / JEFFERY P. HOWELLS
Jeffery P. Howells Executive Vice President, & Chief Financial Officer